CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)

James M. Hensley                            and       _______________________
name of incorporator or director                name of incorporator or director

certify that:

         1. They constitute at least two-thirds of the original incorporators or of the directors of Eventemp Corporation, a Nevada corporation.

         2. The original Articles were filed in the Office of the Secretary of State on November 30, 1995.

         3. As of the date of this certificate, no stock of the corporation has been issued.

         4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

                  Article 3 is amended to read as follows:

                  30,000,000 shares of $0.10 par value common stock deleting wording of 3,000,000 shares of no par value

                                                           /s/ James M. Hensley
                                                              Signature

State of Nevada
County of Carson

         On December 18, 1995, personally appeared before me, a Notary Public, James M. Hensley, who acknowledged that they executed the above instrument.

                                                         /s/ Richard Jordan, Jr.
                                                            Signature of Notary